Exhibit 21.1

Entity	State of Incorporation	Doing Business As
Team Finance LLC	DE
Health Finance Corporation	DE
Team Health, Inc.	TN	TeamHealth
Access Nurse PM, Inc.	TN	TeamHealth Medical Call Center
After Hours Pediatrics, Inc.	FL	AHP
American Clinical Resources, Inc.	DE
Anesthetix Holdings, LLC	DE	Anesthetix of TeamHealth
Anesthetix Management, LLC	DE
Anethem Associates, LLC	FL
Billing Management, LLC	DE
Clinic Management Services, Inc.	TN	TeamHealth Occupational Medicine
Daniel & Yeager, Inc.	AL	D&Y
Drs. Sheer, Ahearn & Associates, Inc.	FL	SAA
Emergency Coverage Corporation	TN	ECC, TeamHealth Atlantic
Emergency Physician Associates, Inc.	NJ	EPA, TeamHealth East
Emergency Professional Services, Inc.	OH	EPS, TeamHealth Midwest
EPA of Woodbury, Inc.	NJ	TeamHealth East
Fischer Mangold Partnership	CA
Florida Hospital Medicine Services, Inc.	FL	FLACS, TeamHealth Hospital Medicine
Greenbrier Emergency Physicians, Inc.	WV	TeamHealth Midsouth
HCFS Health Care Financial Services, Inc.	FL	HCFS, Health Care Financial Services of TeamHealth
Health Care Alliance, Inc.	WV
Healthcare Revenue Recovery Group, LLC	FL	HRRG, ARS Account Resolution Services, ARS
Herschel Fischer, Inc.	CA	TeamHealth West
Hospital Medicine Associates, LLC	FL	TeamHealth Hospital Medicine
InPhyNet Contracting Services, Inc.	FL	InPhyNet, TeamHealth Southeast
InPhyNet South Broward, Inc.	FL	InPhyNet, TeamHealth Southeast
Karl G. Mangold, Inc.	CA
Keightley And Parsley, Inc.	KY	K&P
Kelly Medical Services Corporation	WV	TeamHealth Midsouth
Medical Management Resources, Inc.	TN	MMR, Medical Management Resources of TeamHealth
Medical Services, Inc.	WV
Northwest Emergency Physicians, Incorporated	WA	NEP, Northwest Emergency Physicians of TeamHealth
Northwest Hospital Medicine Physicians, Inc.	WA	Northwest Emergency Physicians of TeamHealth
Paragon Contracting Services, Inc.	FL	TeamHealth Southeast
Paragon Emergency Services, Inc.	FL	TeamHealth Southeast
Physician Integration Consulting Services, Inc.	CA	PICS
Quantum Plus, Inc.	CA	TeamHealth West
Southeastern Emergency Physicians of Memphis, Inc.	TN	SEPM, TeamHealth Midsouth
Southeastern Emergency Physicians, Inc.	TN	SEP, TeamHealth Midsouth
Southeastern Physician Associates, Inc.	TN	SPA, TeamHealth Midsouth
Southeast Florida Emergency Management, Inc.	FL	TeamHealth Southeast
Spectrum Healthcare Resources of Delaware, Inc.	DE

Entity	State of Incorporation	Doing Business As
Spectrum Healthcare Resources, Inc.	DE	SHR, Spectrum
Spectrum Healthcare Services, Inc.	DE
Spectrum Health International, Inc.	DE
Spectrum Primary Care of Delaware, Inc.	DE
Spectrum Primary Care, Inc.	DE
Team Anesthesia, Inc.	TN
Team Health Anesthesia Management Services, Inc.	CA	THAMS
Team Health Financial Services, Inc.	TN	THFS
Team Health Patient Safety Organization	TN
Team Radiology, Inc.	NC	TeamRad, Team Health Radiology, TeamHealth Teleradiology
TH Contracting Midwest, LLC	MO	TeamHealth Midsouth
TH Contracting Services of Missouri, LLC	MO	TeamHealth Midsouth
The Emergency Associates for Medicine, Inc.	FL	TEAM
THW Emergency Management Services of Houston, Inc.	TX	TeamHealth West